1 EXHIBIT 1.01 Conflict Minerals Report of Helen of Troy Limited In accord with Rule 13p-1 under the Securities Exchange Act of 1934 This is the Conflict Minerals Report of Helen of Troy Limited (“Helen of Troy”, the “Company”) for calendar year 2024 (excepting conflict minerals that, prior to January 31, 2013, were located outside of the supply chain) in accord with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”). 1. Introduction Helen of Troy is a leading global consumer products company offering creative solutions for our customers through a diversified portfolio of well-recognized and widely trusted brands. The Company has built leading market positions through new product innovation, product quality and competitive pricing. Helen of Troy was incorporated as Helen of Troy Corporation in Texas in 1968 and reorganized as Helen of Troy Limited in Bermuda in 1994. Helen of Troy has two business segments: Home & Outdoor and Beauty & Wellness. The Home & Outdoor segment offers a broad range of outstanding world-class brands that help consumers enjoy everyday living inside their homes and outdoors. Our innovative products for home activities include food preparation and storage, cooking, cleaning, organization, and beverage service. Our outdoor performance range, on-the-go food storage, and beverageware includes lifestyle hydration products, coolers and food storage solutions, backpacks, and travel gear. Sales for this global segment are primarily to online and brick & mortar retailers and through our direct-to-consumer channel. The Beauty & Wellness segment provides consumers with a broad range of outstanding world-class brands for beauty and wellness. In Beauty, we deliver innovation through products such as hair styling appliances, grooming tools, and liquid and aerosol personal care products, and nail care solutions that help consumers look and feel more beautiful. In Wellness, we are there when you need us most with highly regarded humidifiers, thermometers, water and air purifiers, heaters, and fans. Sales for this global segment are primarily to online and brick & mortar retailers, distributors, and through our direct-to-consumer channel. Helen of Troy contracts with unaffiliated manufacturers, primarily in China, Mexico, Vietnam, to manufacture a significant portion of our finished goods for the Home & Outdoor segment and our Beauty & Wellness segment’s hair tools and accessories and nail consumables and grooming tools, as well as certain wellness product categories. The hair liquids category of the Beauty & Wellness segment sources most of its products from U.S. manufacturers. Helen of Troy contracts to have products manufactured that may contain gold, tantalum, tin and tungsten (“3TG”). As these materials may be necessary to Helen of Troy’s products, the Company has embarked on a process to trace the

2 origin of these metals to determine whether its sourcing practices support conflict or human rights abuses in the Democratic Republic of Congo (“DRC”) and the surrounding area (the “Covered Countries”). The intent of this Conflict Minerals Report (“CMR”) is to describe this due diligence process. 2. Product Description Helen of Troy contracts to have products manufactured that may contain 3TG, such as home, outdoor, wellness, and beauty consumer products. Helen of Troy purchases finished product and is therefore several tiers removed from the mining operations. The Company does not purchase any materials directly from smelters or refiners, so Helen of Troy must rely on its suppliers to provide reliable and accurate information about 3TG. Helen of Troy’s suppliers were requested to use the Conflict-Free Sourcing Initiative’s Conflict Minerals Reporting Template (“CMRT”) to identify gold, tantalum, tin and tungsten smelters or refiners (“SORs”) and associated countries of origin. Verified SORs were matched against available lists of processors that have been certified by internationally- recognized industry validation schemes, such as the Responsible Minerals Assurance Process (RMAP), the London Bullion Market Association Good Delivery Program (“LBMA”), and the Responsible Jewelry Council Chain-of-Custody Certification (“RJC”). Conflict free certification information is current as of May 5, 2025. 3. Reasonable Country of Origin Inquiry Description Helen of Troy obtained the aforementioned product information by implementing a Reasonable Country of Origin Inquiry (“RCOI”). Helen of Troy assembled an internal team, led by its Vice President- Regulatory, Sustainability & Governance, comprised of representatives from Helen of Troy’s finance, legal and supply chain departments. Helen of Troy engaged Source Intelligence (“SI”), a third-party information management service provider, to gather information from suppliers and establish a system of controls and transparency over its supply chain. The Company has worked with SI since 2014. Helen of Troy’s Tier 1 suppliers were engaged by SI to collect information regarding the presence and sourcing of 3TG used in the products supplied to them. Information was collected and stored using an online platform provided by SI. Supplier Engagement As in previous years, the RCOI began with an introduction email from Helen of Troy to suppliers describing its conflict minerals reporting requirements. Following that introduction email, a subsequent email was sent to suppliers containing a registration and survey request link to the online data collection platform. In an effort to increase awareness of the Company’s Conflict Minerals Compliance Program (CMCP), supporting regulation, and frequently asked questions

3 (FAQs) concerning 3TG mineral tracing, Helen of Troy’s suppliers were given access to an online Supplier Resource Center. The Supplier Resource Center provided educational information to facilitate a deeper understanding of conflict minerals and to inform suppliers as to why information was being requested. There were also opportunities to participate in webinars providing information on the Conflict Minerals Rule. Subsequent engagement followed these steps: • Following the initial introductions to the program and information request, up to three reminder emails were sent to each non-responsive supplier requesting survey completion. • Suppliers who remained non-responsive were contacted by email and offered assistance. This assistance included, but was not limited to, further information about the Conflict Minerals Compliance Program, an explanation of why the information was being collected, a review of how the information would be used, and clarification regarding how the information could be provided. • If, after these efforts, a given supplier still did not register with the system or provide the information requested, an escalation process was initiated. The escalation process consisted of direct outreach by Helen of Troy. Specifically, Helen of Troy contacted these suppliers by email to request their participation in the program. SI followed up with an email in a timely manner. Information Requested Suppliers were asked to provide information regarding the sourcing of their materials with the ultimate goal of identifying the 3TG SORs and associated mine countries of origin. Suppliers who had already performed a RCOI through the use of the CMRT were asked to upload this document into the online data collection platform or to provide this information in the online survey version. Where a supplier was unable to provide a CMRT, SI requested information on its suppliers of products or components which may require 3TG for their production or functionality. These Tier 2 suppliers, and subsequent tiers of suppliers as needed, were then engaged following the contact procedures explained above. When contact information was provided, Tier 2 and beyond suppliers were contacted via email in order to build a chain-of-custody back to the 3TG SOR. Every effort was made to address and meet the concerns of suppliers regarding their need to maintain the confidentiality of their data. In order to address this concern, SI executed non-disclosure agreements with Helen of Troy suppliers when requested. Helen of Troy chose to give their suppliers the ability to share information at a level with which they were most comfortable, i.e. company, product or user-defined, but the declaration scope had to be specified. Suppliers were requested to provide an electronic signature before submitting their data to Helen of Troy to verify that all answers

4 submitted were accurate to the best of the supplier’s knowledge, but the suppliers were not required to provide an electronic signature to submit their data. Quality Assurance Supplier responses were evaluated for plausibility, consistency, and gaps. If any of the following “quality control” (QC) flags were raised, suppliers were automatically contacted by the SI platform on a bi-weekly basis up to 3 contacts. • One or more smelter or refiners (SORs) were listed for an unused metal; • SOR information was not provided for a used metal, or SOR information provided was not a verified metal processor; • Supplier answered yes to sourcing from the Democratic Republic of the Congo or adjoining countries (“DRC”), but none of the SORs listed are known to source from the region; • Supplier indicated that they have not received conflict minerals data for each metal from all relevant suppliers; • Supplier indicated they have not identified all of the SORs used for the products included in the declaration scope; • Supplier indicated they have not provided all applicable SOR information received; and • Supplier indicated 100% of the 3TG for products covered by the declaration originates from scrap/recycled sources, but one or more SORs listed are not known to be exclusive recyclers. 4. RCOI Results Helen of Troy’s RCOI process revealed the following: • A total of 138 Tier 1 suppliers were identified by Helen of Troy as potentially in-scope for conflict mineral reporting purposes and all were contacted as part of the RCOI process. The survey response rate among these suppliers was 93%, which was similar from last year’s. • Out of these responding suppliers, 27% indicated conflict minerals were necessary to the functionality or production of the products they supply to Helen of Troy. • The responding suppliers using conflict minerals provided names of 334 verified SORs. • Of the 334 verified SORs, 74% are currently certified are actively moving through the certification process or are planning to do so within two years. Approximately 86% of verified SORs had no indication of sourcing from the DRC/Covered Countries. Of those SORs that show indication of sourcing from the DRC/Covered Countries, all but 2 are currently certified or actively moving through the certification process. Related to those non-certified SORs, we required the relevant suppliers to cease any more purchases from these SORs for our products.

The following table lists the verified SORs provided by Helen of Troy's suppliers, along with the certification status of each SOR as of May 5, 2025.

Number	Metal	Official Smelter Name	Conflict-Free Certifications
1	Gold	8853 S.p.A.	RJC
2	Gold	ABC Refinery Pty Ltd.	LBMA
3	Gold	Abington Reldan Metals, LLC	RMAP
4	Gold	Advanced Chemical Company	RMAP
5	Gold	Agosi AG	LBMA, RJC, RMAP
6	Gold	Aida Chemical Industries Co., Ltd.	RMAP
7	Gold	Al Etihad Gold Refinery DMCC	RJC
8	Gold	Albino Mountinho Lda.	None
9	Gold	Alexy Metals	None
10	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	LBMA, RMAP
11	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	LBMA, RMAP
12	Gold	Argor-Heraeus S.A.	LBMA, RJC, RMAP
13	Gold	ASAHI METALFINE, Inc.	LBMA, RMAP
14	Gold	Asahi Refining Canada Ltd.	LBMA, RMAP
15	Gold	Asahi Refining USA Inc.	LBMA, RMAP
16	Gold	Asaka Riken Co., Ltd.	RMAP
17	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	None
18	Gold	Attero Recycling Pvt Ltd	None
19	Gold	AU Traders and Refiners	None
20	Gold	Augmont Enterprises Private Limited	None
21	Gold	Aurubis AG	LBMA, RMAP
22	Gold	Bangalore Refinery	RMAP - Active
23	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	LBMA, RMAP
24	Gold	Boliden Ronnskar	LBMA, RMAP
25	Gold	C. Hafner GmbH + Co. KG	LBMA, RJC, RMAP
26	Gold	Caridad	None
27	Gold	CCR Refinery - Glencore Canada Corporation	LBMA, RMAP
28	Gold	Cendres + Metaux S.A.	RJC
29	Gold	CGR Metalloys Pvt Ltd.	None
30	Gold	Chimet S.p.A.	LBMA, RMAP
31	Gold	Chugai Mining	RMAP
32	Gold	Coimpa Industrial LTDA	RMAP
33	Gold	Daye Non-Ferrous Metals Mining Ltd.	LBMA
34	Gold	Degussa Sonne / Mond Goldhandel GmbH	None
35	Gold	Dongwu Gold Group	LBMA
36	Gold	Dowa	RMAP
37	Gold	DSC (Do Sung Corporation)	RMAP

5

38	Gold	Eco-System Recycling Co., Ltd. East Plant	RMAP
39	Gold	Eco-System Recycling Co., Ltd. North Plant	RMAP
40	Gold	Eco-System Recycling Co., Ltd. West Plant	RMAP
41	Gold	Elite Industech Co., Ltd.	RMAP
42	Gold	Emerald Jewel Industry India Limited (Unit 1)	None
43	Gold	Emerald Jewel Industry India Limited (Unit 2)	None
44	Gold	Emerald Jewel Industry India Limited (Unit 3)	None
45	Gold	Emerald Jewel Industry India Limited (Unit 4)	None
46	Gold	Emirates Gold DMCC	None
47	Gold	Fujairah Gold FZC	None
48	Gold	GG Refinery Ltd.	RMAP
49	Gold	GGC Gujrat Gold Centre Pvt. Ltd.	None
50	Gold	Gold by Gold Colombia	RMAP
51	Gold	Gold Coast Refinery	None
52	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	LBMA
53	Gold	Guangdong Jinding Gold Limited	None
54	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	None
55	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	None
56	Gold	Heimerle + Meule GmbH	LBMA, RJC, RMAP
57	Gold	Heraeus Germany GmbH Co. KG	RMAP
58	Gold	Heraeus Metals Hong Kong Ltd.	LBMA, RJC, RMAP
59	Gold	Hunan Chenzhou Mining Co., Ltd.	None
60	Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	None
61	Gold	HwaSeong CJ CO., LTD.	None
62	Gold	Impala Platinum - Base Metal Refinery (BMR)	RMAP
63	Gold	Impala Platinum - Platinum Metals Refinery (PMR)	RMAP
64	Gold	Impala Platinum - Rustenburg Smelter	RMAP
65	Gold	Inca One (Chala One Plant)	None
66	Gold	Inca One (Koricancha Plant)	None
67	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	LBMA, RMAP
68	Gold	Ishifuku Metal Industry Co., Ltd.	LBMA, RMAP
69	Gold	Istanbul Gold Refinery	LBMA, RMAP
70	Gold	Italpreziosi	RJC, RMAP
71	Gold	JALAN & Company	None
72	Gold	Japan Mint	LBMA, RMAP
73	Gold	Jiangxi Copper Co., Ltd.	LBMA, RMAP
74	Gold	JX Advanced Metals Corporation	LBMA, RMAP
75	Gold	K.A. Rasmussen	None
76	Gold	Kazakhmys Smelting LLC	None
77	Gold	Kazzinc	LBMA, RMAP
78	Gold	Kennecott Utah Copper LLC	LBMA, RMAP
79	Gold	KGHM Polska Miedz Spolka Akcyjna	RMAP

6

80	Gold	Kojima Chemicals Co., Ltd.	RMAP
81	Gold	Korea Zinc Co., Ltd.	RMAP
82	Gold	Kundan Care Products Ltd.	None
83	Gold	Kyrgyzaltyn JSC	LBMA
84	Gold	Lingbao Gold Co., Ltd.	None
85	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	None
86	Gold	L'Orfebre S.A.	None
87	Gold	LS MnM Inc.	LBMA, RMAP
88	Gold	LT Metal Ltd.	RMAP
89	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	None
90	Gold	Marsam Metals	None
91	Gold	Materion	RMAP
92	Gold	Matsuda Sangyo Co., Ltd.	LBMA, RMAP
93	Gold	MD Overseas	None
94	Gold	Metal Concentrators SA (Pty) Ltd.	RJC, RMAP
95	Gold	Metallix Refining Inc.	None
96	Gold	Metalor Technologies (Hong Kong) Ltd.	LBMA, RJC, RMAP
97	Gold	Metalor Technologies (Singapore) Pte., Ltd.	LBMA, RJC, RMAP
98	Gold	Metalor Technologies (Suzhou) Ltd.	LBMA, RJC, RMAP
99	Gold	Metalor Technologies S.A.	LBMA, RJC, RMAP
100	Gold	Metalor USA Refining Corporation	LBMA, RJC, RMAP
101	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	LBMA, RMAP
102	Gold	Mitsubishi Materials Corporation	LBMA, RMAP
103	Gold	Mitsui Mining and Smelting Co., Ltd.	LBMA, RMAP
104	Gold	MKS PAMP SA	LBMA, RMAP
105	Gold	MMTC-PAMP India Pvt., Ltd.	LBMA, RMAP
106	Gold	Morris and Watson	None
107	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	LBMA, RMAP
108	Gold	Navoi Mining and Metallurgical Combinat	LBMA, RMAP
109	Gold	NH Recytech Company	RMAP
110	Gold	Nihon Material Co., Ltd.	LBMA, RMAP
111	Gold	NOBLE METAL SERVICES	None
112	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	RJC, RMAP - Active
113	Gold	Ohura Precious Metal Industry Co., Ltd.	RMAP
114	Gold	Pease & Curren	None
115	Gold	Penglai Penggang Gold Industry Co., Ltd.	None
116	Gold	Planta Recuperadora de Metales SpA	RMAP
117	Gold	PT Aneka Tambang (Persero) Tbk	LBMA, RMAP
118	Gold	PX Precinox S.A.	LBMA, RMAP
119	Gold	QG Refining, LLC	None
120	Gold	Rand Refinery (Pty) Ltd.	LBMA, RMAP
121	Gold	Refinery of Seemine Gold Co., Ltd.	None
122	Gold	REMONDIS PMR B.V.	RMAP

7

123	Gold	Royal Canadian Mint	LBMA, RMAP
124	Gold	SAAMP	RJC
125	Gold	Sabin Metal Corp.	None
126	Gold	Safimet S.p.A	RJC
127	Gold	SAFINA A.S.	RMAP
128	Gold	Sai Refinery	None
129	Gold	Samduck Precious Metals	None
130	Gold	SAMWON METALS Corp.	None
131	Gold	SEMPSA Joyeria Plateria S.A.	LBMA, RJC, RMAP
132	Gold	Shandong Gold Smelting Co., Ltd.	LBMA, RMAP
133	Gold	Shandong Humon Smelting Co., Ltd.	None
134	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	None
135	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	LBMA, RMAP
136	Gold	Shenzhen CuiLu Gold Co., Ltd.	LBMA
137	Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	None
138	Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	None
139	Gold	Shirpur Gold Refinery Ltd.	None
140	Gold	Sichuan Tianze Precious Metals Co., Ltd.	LBMA, RMAP
141	Gold	Singway Technology Co., Ltd.	None
142	Gold	Solar Applied Materials Technology Corp.	LBMA, RMAP
143	Gold	Sovereign Metals	None
144	Gold	State Research Institute Center for Physical Sciences and Technology	None
145	Gold	Sumitomo Metal Mining Co., Ltd.	LBMA, RMAP
146	Gold	SungEel HiMetal Co., Ltd.	RMAP
147	Gold	Super Dragon Technology Co., Ltd.	None
148	Gold	T.C.A S.p.A	LBMA, RMAP
149	Gold	Tanaka Kikinzoku Kogyo K.K.	LBMA, RMAP
150	Gold	Tokuriki Honten Co., Ltd.	LBMA, RMAP
151	Gold	Tongling Nonferrous Metals Group Co., Ltd.	None
152	Gold	TOO Tau-Ken-Altyn	LBMA, RMAP
153	Gold	Torecom	None
154	Gold	Umicore Precious Metals Thailand	None
155	Gold	Umicore S.A. Business Unit Precious Metals Refining	LBMA, RMAP
156	Gold	United Precious Metal Refining, Inc.	RMAP
157	Gold	Valcambi S.A.	LBMA, RJC, RMAP
158	Gold	WEEEREFINING	RMAP
159	Gold	Western Australian Mint (T/a The Perth Mint)	LBMA, RMAP
160	Gold	WIELAND Edelmetalle GmbH	RJC, RMAP
161	Gold	Yamakin Co., Ltd.	RMAP
162	Gold	Yokohama Metal Co., Ltd.	RMAP
163	Gold	Yunnan Copper Industry Co., Ltd.	None
164	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	LBMA, RMAP

8

165	Gold	Zijin Mining Group Gold Smelting Co. Ltd.	LBMA, RMAP
166	Tantalum	5D Production OU	None
167	Tantalum	AMG Brasil	RMAP
168	Tantalum	D Block Metals, LLC	RMAP
169	Tantalum	F&X Electro-Materials Ltd.	RMAP
170	Tantalum	FIR Metals & Resource Ltd.	RMAP
171	Tantalum	Global Advanced Metals Aizu	RMAP
172	Tantalum	Global Advanced Metals Boyertown	RMAP
173	Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	RMAP
174	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	RMAP
175	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	RMAP
176	Tantalum	Jiangxi Tuohong New Raw Material	RMAP
177	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	RMAP
178	Tantalum	Jiujiang Tanbre Co., Ltd.	RMAP
179	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	RMAP
180	Tantalum	KEMET de Mexico	RMAP
181	Tantalum	Materion Newton Inc.	RMAP
182	Tantalum	Metallurgical Products India Pvt., Ltd.	RMAP
183	Tantalum	Mineracao Taboca S.A.	RMAP
184	Tantalum	Mitsui Mining and Smelting Co., Ltd.	RMAP
185	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	RMAP
186	Tantalum	NPM Silmet AS	RMAP
187	Tantalum	PowerX Ltd.	RMAP
188	Tantalum	QuantumClean	RMAP
189	Tantalum	Resind Industria e Comercio Ltda.	RMAP
190	Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	RMAP
191	Tantalum	Taki Chemical Co., Ltd.	RMAP
192	Tantalum	TANIOBIS Co., Ltd.	RMAP
193	Tantalum	TANIOBIS GmbH	RMAP
194	Tantalum	TANIOBIS Japan Co., Ltd.	RMAP
195	Tantalum	TANIOBIS Smelting GmbH & Co. KG	RMAP
196	Tantalum	Telex Metals	RMAP
197	Tantalum	Ulba Metallurgical Plant JSC	RMAP
198	Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	RMAP
199	Tantalum	XinXing Haorong Electronic Material Co., Ltd.	RMAP
200	Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	RMAP
201	Tin	Alpha Assembly Solutions Inc	RMAP
202	Tin	An Vinh Joint Stock Mineral Processing Company	None
203	Tin	Aurubis Beerse	RMAP
204	Tin	Aurubis Berango	RMAP
205	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	RMAP
206	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	RMAP
207	Tin	China Tin Group Co., Ltd.	RMAP

9

208	Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	RMAP
209	Tin	CRM Synergies	RMAP
210	Tin	CV Ayi Jaya	RMAP
211	Tin	CV Venus Inti Perkasa	RMAP
212	Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	None
213	Tin	Dowa	RMAP
214	Tin	DS Myanmar	RMAP
215	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	None
216	Tin	EM Vinto	RMAP
217	Tin	Estanho de Rondonia S.A.	RMAP
218	Tin	Fabrica Auricchio Industria e Comercio Ltda.	None
219	Tin	Fenix Metals	RMAP
220	Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	None
221	Tin	Gejiu Kai Meng Industry and Trade LLC	None
222	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	RMAP
223	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	None
224	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	None
225	Tin	Global Advanced Metals Greenbushes Pty Ltd.	RMAP
226	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	RMAP
227	Tin	HuiChang Hill Tin Industry Co., Ltd.	RMAP
228	Tin	Jiangxi New Nanshan Technology Ltd.	RMAP
229	Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	None
230	Tin	Luna Smelter, Ltd.	RMAP
231	Tin	Ma'anshan Weitai Tin Co., Ltd.	None
232	Tin	Magnu's Minerais Metais e Ligas Ltda.	RMAP
233	Tin	Malaysia Smelting Corporation (MSC)	RMAP
234	Tin	Malaysia Smelting Corporation Berhad (Port Klang)	RMAP
235	Tin	Melt Metais e Ligas S.A.	RMAP - Active
236	Tin	Metallic Resources, Inc.	RMAP
237	Tin	Mineracao Taboca S.A.	RMAP
238	Tin	Mining Minerals Resources SARL	RMAP
239	Tin	Minsur	RMAP
240	Tin	Mitsubishi Materials Corporation	RMAP
241	Tin	Modeltech Sdn Bhd	None
242	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	None
243	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	RMAP
244	Tin	O.M. Manufacturing Philippines, Inc.	RMAP
245	Tin	Operaciones Metalurgicas S.A.	RMAP
246	Tin	Pongpipat Company Limited	None
247	Tin	Precious Minerals and Smelting Limited	None
248	Tin	PT Aries Kencana Sejahtera	RMAP

10

249	Tin	PT Artha Cipta Langgeng	RMAP
250	Tin	PT ATD Makmur Mandiri Jaya	RMAP
251	Tin	PT Babel Inti Perkasa	RMAP
252	Tin	PT Babel Surya Alam Lestari	RMAP
253	Tin	PT Bangka Prima Tin	RMAP
254	Tin	PT Bangka Serumpun	RMAP
255	Tin	PT Bangka Tin Industry	RMAP
256	Tin	PT Belitung Industri Sejahtera	RMAP
257	Tin	PT Bukit Timah	RMAP
258	Tin	PT Cipta Persada Mulia	RMAP
259	Tin	PT Menara Cipta Mulia	RMAP
260	Tin	PT Mitra Stania Prima	RMAP
261	Tin	PT Mitra Sukses Globalindo	RMAP
262	Tin	PT Panca Mega Persada	None
263	Tin	PT Premium Tin Indonesia	RMAP
264	Tin	PT Prima Timah Utama	RMAP
265	Tin	PT Putera Sarana Shakti (PT PSS)	RMAP
266	Tin	PT Rajawali Rimba Perkasa	RMAP
267	Tin	PT Rajehan Ariq	RMAP
268	Tin	PT Refined Bangka Tin	RMAP
269	Tin	PT Sariwiguna Binasentosa	RMAP
270	Tin	PT Sukses Inti Makmur	RMAP
271	Tin	PT Timah Nusantara	RMAP
272	Tin	PT Timah Tbk Kundur	RMAP
273	Tin	PT Timah Tbk Mentok	RMAP
274	Tin	PT Tinindo Inter Nusa	RMAP
275	Tin	PT Tirus Putra Mandiri	None
276	Tin	PT Tommy Utama	RMAP
277	Tin	Resind Industria e Comercio Ltda.	RMAP
278	Tin	RIKAYAA GREENTECH PRIVATE LIMITED	None
279	Tin	Rui Da Hung	RMAP
280	Tin	Super Ligas	RMAP
281	Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	RMAP
282	Tin	Thaisarco	RMAP
283	Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	RMAP
284	Tin	Tin Technology & Refining	RMAP
285	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	None
286	Tin	VQB Mineral and Trading Group JSC	None
287	Tin	White Solder Metalurgia e Mineracao Ltda.	RMAP
288	Tin	Woodcross Smelting Company Limited	RMAP
289	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	RMAP

11

290	Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	RMAP
291	Tungsten	A.L.M.T. TUNGSTEN Corp.	TICMC, RMAP
292	Tungsten	ACL Metais Eireli	None
293	Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	None
294	Tungsten	Asia Tungsten Products Vietnam Ltd.	RMAP
295	Tungsten	China Molybdenum Tungsten Co., Ltd.	RMAP
296	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	RMAP
297	Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	None
298	Tungsten	Cronimet Brasil Ltda	RMAP
299	Tungsten	Fujian Xinlu Tungsten Co., Ltd.	RMAP
300	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	RMAP
301	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	RMAP
302	Tungsten	Global Tungsten & Powders LLC	RMAP
303	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	RMAP
304	Tungsten	H.C. Starck Tungsten GmbH	RMAP
305	Tungsten	HANNAE FOR T Co., Ltd.	None
306	Tungsten	Hubei Green Tungsten Co., Ltd.	RMAP
307	Tungsten	Hunan Chenzhou Mining Co., Ltd.	RMAP
308	Tungsten	Hunan Jintai New Material Co., Ltd.	None
309	Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	RMAP
310	Tungsten	Japan New Metals Co., Ltd.	RMAP
311	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	RMAP
312	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	RMAP
313	Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	None
314	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	RMAP
315	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	RMAP
316	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	RMAP
317	Tungsten	Kennametal Fallon	RMAP
318	Tungsten	Kennametal Huntsville	RMAP
319	Tungsten	Lianyou Metals Co., Ltd.	RMAP
320	Tungsten	Lianyou Resources Co., Ltd.	RMAP
321	Tungsten	MALAMET SMELTING SDN. BHD.	None
322	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	RMAP
323	Tungsten	Masan High-Tech Materials	RMAP
324	Tungsten	Niagara Refining LLC	RMAP
325	Tungsten	Philippine Bonway Manufacturing Industrial Corporation	RMAP
326	Tungsten	Philippine Chuangxin Industrial Co., Inc.	RMAP
327	Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	RMAP
328	Tungsten	TANIOBIS Smelting GmbH & Co. KG	RMAP
329	Tungsten	Tungsten Vietnam Joint Stock Company	RMAP
330	Tungsten	Unecha Refractory Metals Plant	None

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331	Tungsten	Wolfram Bergbau und Hutten AG	RMAP
332	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	RMAP
333	Tungsten	Xiamen Tungsten Co., Ltd.	RMAP
334	Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	None

Certification Status:

1. Responsible Minerals Assurance Process (RMAP)
    - **RMAP**: The smelter has an active certification or is in the process of renewing their certification.
    - **RMAP -Active**: The smelter is actively moving through the certification process.

2. Responsible Gold Certificate: London Bullion Market Association (LBMA)
    - **LBMA**: The smelter has obtained a Responsible Gold Certification.

3. Chain of Custody Certificate: Responsible Jewelry Council (RJC)
    - **RJC:** The smelter has obtained a Chain-of-Custody Certification**.**

*NA refers to no applicable standard identified

Countries of origin for these SORs are believed to include:

Country or Region of Origin		
Angola	Guyana	Peru
Argentina	Hong Kong	Philippines
Armenia	Hungary	Poland
Australia	India	Portugal
Austria	Indonesia	Russian Federation
Belarus	Ireland	Rwanda
Belgium	Israel	Saudi Arabia
Bermuda	Italy	Sierra Leone
Bolivia	Ivory Coast	Singapore
Brazil	Japan	Slovakia
Burundi	Jersey	South Africa
Cambodia	Kazakhstan	South Sudan
Canada	Kenya	Spain
Central African Republic	Korea, Republic of	Suriname
Chile	Kyrgyzstan	Sweden
China	Laos	Switzerland
Colombia	Luxembourg	Taiwan
Congo (Brazzaville)	Madagascar	Tajikistan
Czech Republic	Malaysia	Tanzania

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Country or Region of Origin		
Djibouti	Mali	Thailand
DRC- Congo (Kinshasa)	Mexico	Turkey
Ecuador	Mongolia	Uganda
Egypt	Morocco	United Arab Emirates
Estonia	Mozambique	United Kingdom
Ethiopia	Myanmar	United States
Finland	Namibia	Uzbekistan
France	Netherlands	Viet Nam
Germany	Niger	Zambia
Ghana	Nigeria	Zimbabwe
Guinea	Papua New Guinea	

5. Due Diligence Process

Helen of Troy's due diligence process was designed to conform to the Organization for Economic Cooperation and Development ("OECD") Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and accompanying Supplements[1]. It is important to note that the OECD Guidance was written for both upstream[2] and downstream[3] companies in the supply chain. As Helen of Troy is a downstream company in the supply chain, due diligence practices were tailored accordingly.

- Step 1- Establish strong company management systems

  Helen of Troy's conflict minerals policy is publicly available at www.helenoftroy.com. The Company utilizes an internal team, led by the Vice President- Regulatory, Sustainability & Governance, comprised of representatives from the finance, legal and supply chain departments to communicate and manage compliance initiatives. Team members work with the suppliers on a continual basis to maintain an open dialog and transparency in the procurement process. Findings are reported to senior management, as well as to the internal audit department. The Company's internal team efforts are supplemented with a third-party service provider's extensive knowledge and experience, as well as training seminars on conflict minerals.

[1] OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Supplement on Tin, Tantalum and Tungsten and Supplement on Gold, 2013; http://www.oecd.org/daf/inv/mne/GuidanceEdition2.pdf.

[2] Upstream companies refer to those between the mine and SORs. As such, the companies typically include miners, local traders, or exporters from the country of mineral origin, international concentrate traders and SORs.

[3] Downstream companies refer to those entities between the SORs and the retailer. As such, the companies typically include metal traders and exchanges, component manufacturers, product manufacturers, original equipment manufacturers and retailers.

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15 • Step 2- Identify and assess risk in the supply chain The Company continues to refine its list of product categories and suppliers that may fall within the scope of the Dodd-Frank Wall Street Reform and Consumer Protection Act. Expectations with regard to supplier performance, transparency and sourcing are clearly communicated through supplier training. Quality assessments with suppliers are being expanded to encompass compliance initiatives. Suppliers are being encouraged to implement conflict mineral policies with their vendors. • Step 3- Design and implement a strategy to respond to identified risks Helen of Troy continues to make improvements on risk management. As RCOI are conducted and additional information becomes available regarding components and materials being used in the Company’s products, potential risks can be tracked and mitigated. The online platform maintained by SI allows Helen of Troy to access and analyze supplier responses as well as SOR information. Any suppliers found to be sourcing from SORs that support conflict in the DRC region will be required to explore alternative sources. • Step 4- Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain As part of Helen of Troy’s due diligence, and in conjunction with SI, the Company relies upon the following internationally accepted audit standards to determine which SORs are considered DRC Conflict Free: RMAP, LBMA and RJC. If the SOR is not certified by these internationally-recognized schemes, attempts are made to contact the SOR to gain more information about their sourcing practices, including countries of origin and transfer, and whether there are any internal due diligence procedures in place or other processes to track the chain-of-custody on the source of the SOR’s mineral ores. Relevant information to review includes: whether the SOR has a documented, effective and communicated conflict free policy, an accounting system to support a mass balance of materials processed, and traceability documentation. Internet research is also performed to determine whether there are any outside sources of information regarding the SOR’s sourcing practices. • Step 5- Report on supply chain due diligence Helen of Troy reports annually on supply chain due diligence through the Form SD and this CMR filed with the Securities and Exchange Commission. The Form SD is publicly available at www.helenoftroy.com. 6. Steps to Improve Due Diligence Helen of Troy will endeavor to continuously improve upon its supply chain due diligence efforts via the following measures: • Continue to assess the presence of 3TG in its supply chain

16 • Clearly communicate expectations with regard to supplier performance, transparency and sourcing • Educate suppliers who are being contacted for the first time due to recent acquisitions and maintain the response rate for the RCOI process • Continue to compare RCOI results to information collected via independent conflict free smelter validation programs 7. Product Determination Based on its RCOI process, Helen of Troy is unable to determine whether or not various components/materials, which contribute to products sold by its business segments, are DRC conflict free. 8. Independent Private Sector Audit Based on Helen of Troy’s declaration, a private sector audit is not required.